Exhibit 21.1
                                                           List of Subsidiaries



                                                                Jurisdiction of
                                                                Incorporation /
Subsidiaries of BioMarin Pharmaceutical Inc. (Delaware)            Organization
-----------------------------------------------------------  ------------------
Glyko, Inc.                                                          California
Glyko, Inc.                                                            Delaware
BioMarin / Genzyme LLC                                                 Delaware
BioMarin Genetics, Inc.                                                Delaware
BioMarin Enzymes Inc.                                                  Delaware
         BioMarin Pharmaceutical Nova Scotia Company                Nova Scotia
BioMarin Holdings (Del.) Inc.                                          Delaware
         BioMarin Pharmaceutical Delivery Nova Scotia Company       Nova Scotia
                  Synapse Technologies Inc.                              Canada
         BioMarin Holdings (Nova Scotia) Company                    Nova Scotia
                  BioMarin Delivery Canada Inc.                          Canada
BioMarin Acquisition (Del.) Inc.                                       Delaware
         BioMarin Acquisition (Nova Scotia) Company                 Nova Scotia